CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Proxy/Prospectus on Form N-14 of our report dated February 20, 2004, relating to the financial statements and financial highlights for the periods ending subsequent to December 31, 1999, which appears in the December 31, 2003 Annual Report to Shareholders of the Goldman Sachs Trust Financial Square Prime Obligations Fund which is also incorporated by reference into this combined Proxy/Prospectus. We also consent to the references to us under the headings “Financial Highlights”, “Experts” and “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 21, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Proxy/Prospectus on Form N-14 of our report dated October 22, 2003, relating to the financial statements and financial highlights for the periods ending subsequent to August 31, 1999, which appear in the August 31, 2003 Annual Report to Shareholders of the Goldman Sachs Trust: CORE International Equity Fund, Large Cap Value Fund, Small Cap Value Fund, and Strategic Growth Fund, which are also incorporated by reference into this combined Proxy/Prospectus. We also consent to the references to us under the headings “Financial Highlights”, “Experts” and “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 21, 2004